UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 4, 2006

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Item 2.02            Results of Operational and Financial Condition.

On August 3, 2006, Wave Systems Corp. announced results for its second quarter and six-month period ended June 30, 2006 and highlighted recent corporate developments.  This announcement was made via a conference call, webcast and press release entitled “Wave Q2 Net Revenues Rise to $910,000, Primarily Due to Initiation of Bundled Software Shipments by OEM Customers and Increased Services Activity.”  A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 99.1		Press release, dated August 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated:  August 4, 2006

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release, dated August 3, 2006.